UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2014

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4890 West Kennedy Blvd.

Suite 650

Tampa, Florida 33609

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Increase in Unencumbered Pool Availability under KeyBank Credit Facility

As previously reported in a Current Report on Form 8-K filed on May 29, 2014, Carter/Validus Operating Partnership, LP (“CVOP”), the operating partnership of Carter Validus Mission Critical REIT, Inc. (the “Company”) and certain of the Company’s subsidiaries amended certain agreements related to the Company’s credit facility (the “KeyBank Credit Facility”) to add American Momentum Bank, RBS Citizens, N.A., and United Community Bank as lenders and to increase the maximum commitments available under the KeyBank Credit Facility from $225,000,000 to an aggregate of up to $365,000,000, consisting of a $290,000,000 revolving line of credit, with a maturity date of May 28, 2017, subject to CVOP’s right to a 12-month extension, and a $75,000,000 term loan, with a maturity date of May 28, 2018, subject to CVOP’s right to a 12 month extension (the “KeyBank Credit Facility Amendment”). The new and existing lenders agreed to make the loans on an unsecured basis (previously all loans were secured by a perfected first priority lien and security interest on the mortgaged properties). Subject to certain conditions, the KeyBank Credit Facility can be increased to $500,000,000.

On September 19, 2014, in connection with the Company’s acquisition of a 73,824 rentable square foot medical facility located in Lafayette, Louisiana (the “Lafayette Surgical Hospital”), CVOP, through a wholly-owned subsidiary, entered into a joinder agreement with KeyBank to add the Lafayette Surgical Hospital to the unencumbered pool of the KeyBank Credit Facility, which increased CVOP’s unencumbered pool availability under the KeyBank Credit Facility by approximately $20,200,000.

On September 23, 2014, in connection with the Company’s acquisition of two data centers located in Arizona, consisting of an aggregate 655,856 rentable square feet (the “Arizona Data Center Portfolio”), CVOP, through a wholly-owned subsidiary, entered into a joinder agreement with KeyBank to add the Arizona Data Center Portfolio to the unencumbered pool of the KeyBank Credit Facility, which increased CVOP’s unencumbered pool availability under the KeyBank Credit Facility by approximately $56,745,000.

On September 23, 2014, in connection with the Company’s acquisition of three medical facilities located in Texas, Ohio, and Missouri, consisting of an aggregate 166,807 rentable square feet (the “Select Medical Portfolio”), CVOP, through a wholly-owned subsidiary, entered into a joinder agreement with KeyBank to add the Select Medical Portfolio to the unencumbered pool of the KeyBank Credit Facility, which increased CVOP’s unencumbered pool availability under the KeyBank Credit Facility by approximately $40,650,000.

The actual amount of credit available under the KeyBank Credit Facility is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the KeyBank Credit Facility Amendment. As of September 24, 2014, the total unencumbered pool availability under the KeyBank Credit Facility was $372,239,000, which was reduced by $7,239,000 to the maximum commitments available under the KeyBank Credit Facility Amendment of $365,000,000. As of September 24, 2014, we had drawn $75,000,000 under the KeyBank Credit Facility and had an aggregate unencumbered pool availability of $290,000,000.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Joinder Agreement by HC-1101 KALISTE SALOOM ROAD, LLC, to KeyBank National Association, as Agent, dated September 19, 2014.

10.2	Joinder Agreement by DC-615 NORTH 48TH STREET, LLC, to KeyBank National Association, as Agent, dated September 23, 2014.

10.3	Joinder Agreement by DC-8521 EAST PRINCESS DRIVE, LLC, to KeyBank National Association, as Agent, dated September 23, 2014.

10.4	Joinder Agreement by HCP-SELECT MEDICAL, LLC, to KeyBank National Association, as Agent, dated September 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: September 24, 2014	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer